Filed Pursuant to Rule 424(b)(2)
Registration No. 333-277211
July 1, 2026
PRICING SUPPLEMENT
(To Prospectus dated February 21, 2024,
Prospectus Supplement dated February 21, 2024 and
ETF Underlying Supplement dated February 21, 2024)

HSBC USA Inc.

$700,000

# Autocallable Contingent Income Barrier Notes with Memory Coupon



## Linked to the Least Performing of the State Street® SPDR® S&P 500® ETF Trust, the iShares® MSCI Brazil ETF and the Invesco QQQ Trust℠, Series 1

- Quarterly Contingent Coupon payments at a rate of 2.75% (equivalent to 11.00% per annum), payable if the Official Closing Price of each Underlying on the applicable Observation Date is greater than or equal to 60.00% of its Initial Value
- If a Contingent Coupon is not paid on a Coupon Payment Date, such Contingent Coupon will be paid on a later Coupon Payment Date if the Official Closing Price of each Underlying is greater than or equal to 60.00% of its Initial Value
- Callable quarterly at the principal amount plus the applicable Contingent Coupon on any Call Observation Date on or after January 4, 2027 if the Official Closing Price of each Underlying is at or above its Call Threshold
- If the Notes are not called and the Least Performing Underlying declines by more than 40.00%, there is full exposure to declines in the Least Performing Underlying, and you will lose all or a portion of your principal amount
- Due July 7, 2028, if not called
- All payments on the Notes are subject to the credit risk of HSBC USA Inc.

The Autocallable Contingent Income Barrier Notes with Memory Coupon (each a "Note" and collectively the "Notes") offered hereunder will not be listed on any securities exchange or automated quotation system.

Neither the U.S. Securities and Exchange Commission (the "SEC") nor any state securities commission has approved or disapproved of the Notes or passed upon the accuracy or the adequacy of this document, the accompanying prospectus, prospectus supplement or ETF Underlying Supplement. Any representation to the contrary is a criminal offense.

We have appointed HSBC Securities (USA) Inc., an affiliate of ours, as the agent for the sale of the Notes. HSBC Securities (USA) Inc. will purchase the Notes from us for distribution to other registered broker-dealers or will offer the Notes directly to investors. In addition, HSBC Securities (USA) Inc. or another of its affiliates or agents may use this pricing supplement in market-making transactions in any Notes after their initial sale. Unless we or our agent inform you otherwise in the confirmation of sale, this pricing supplement is being used in a market-making transaction. See "Supplemental Plan of Distribution (Conflicts of Interest)" on page PS-16 of this document.

**Investment in the Notes involves certain risks. You should refer to "Risk Factors" beginning on page PS-7 of this document, page S-1 of the accompanying prospectus supplement and page S-1 of the accompanying ETF Underlying Supplement.**

The Estimated Initial Value of the Notes on the Trade Date is $967.48 per Note, which is less than the price to public. The market value of the Notes at any time will reflect many factors and cannot be predicted with accuracy. See "Estimated Initial Value" on page PS-3 and "Risk Factors" beginning on page PS-7 of this document for additional information.

| | Price to Public | Underwriting Discount[1] | Proceeds to Issuer |
|---|---|---|---|
| Per Note | $1,000.00 | $20.50 | $979.50 |
| Total | $700,000.00 | $14,350.00 | $685,650.00 |

[1] HSBC USA Inc. or one of our affiliates may pay varying underwriting discounts of up to 2.05% per $1,000 Principal Amount in connection with the distribution of the Notes to other registered broker-dealers. See "Supplemental Plan of Distribution (Conflicts of Interest)" on page PS-16 of this document.

The Notes:

| Are Not FDIC Insured | Are Not Bank Guaranteed | May Lose Value |
|---|---|---|

HSBC

# HSBC USA Inc.
# Autocallable Contingent Income Barrier Notes with Memory Coupon

This document relates to a single offering of Autocallable Contingent Income Barrier Notes with Memory Coupon. The Notes will have the terms described in this document and the accompanying prospectus, prospectus supplement, and ETF Underlying Supplement. If the terms of the Notes offered hereby are inconsistent with those described in the accompanying prospectus, prospectus supplement, or ETF Underlying Supplement, the terms described in this document shall control.

This document relates to an offering of Notes linked to the performance of the Reference Asset. The purchaser of a Note will acquire a senior unsecured debt security of HSBC USA Inc. linked to the Reference Asset as described below. The following key terms relate to the offering of the Notes:

| | |
|---|---|
| **Issuer:** | HSBC USA Inc. |
| **Principal Amount:** | $1,000 per Note |
| **Reference Asset:** | The State Street® SPDR® S&P 500® ETF Trust (Ticker: SPY), the iShares® MSCI Brazil ETF (Ticker: EWZ), and the Invesco QQQ Trust℠, Series 1 (Ticker: QQQ) (each an "Underlying" and together the "Underlyings"). |
| **Trade Date:** | July 1, 2026 |
| **Pricing Date:** | June 30, 2026 |
| **Original Issue Date:** | July 7, 2026 |
| **Final Valuation Date:** | July 3, 2028, subject to adjustment as described under "Additional Terms of the Notes—Valuation Dates" in the accompanying ETF Underlying Supplement. |
| **Maturity Date:** | July 7, 2028. The Maturity Date is subject to adjustment as described under "Additional Terms of the Notes—Coupon Payment Dates, Call Payment Dates and Maturity Date" in the accompanying ETF Underlying Supplement. |
| **Call Feature:** | If the Official Closing Price of each Underlying is at or above its Call Threshold on any Call Observation Date the Notes will be automatically called, and you will receive a cash payment, per $1,000 Principal Amount, equal to the Principal Amount plus the applicable Contingent Coupon on the corresponding Call Payment Date and any previously unpaid Contingent Coupons, if applicable. |
| **Call Threshold:** | With respect to each Underlying, 100.00% of its Initial Value. |
| **Payment at Maturity:** | Unless the Notes are automatically called, on the Maturity Date, for each $1,000 Principal Amount, we will pay you the Final Settlement Value. |
| **Final Settlement Value:** | Unless the Notes are automatically called, for each $1,000 Principal Amount, you will receive a cash payment on the Maturity Date, calculated as follows:<br>■ **If the Reference Return of the Least Performing Underlying is greater than or equal to -40.00%:**<br>$1,000 + final Contingent Coupon + any previously unpaid Contingent Coupons.<br>■ **If the Reference Return of the Least Performing Underlying is less than -40.00%:**<br>$1,000 + ($1,000 × Reference Return of the Least Performing Underlying).<br>If the Notes are not called and the Final Value of the Least Performing Underlying is less than its Barrier Value, you will lose up to 100% of the Principal Amount. Even with any Contingent Coupons received prior to maturity, your return on the Notes may be negative in this case. |
| **Least Performing Underlying:** | The Underlying with the lowest Reference Return. |
| **Reference Return:** | With respect to each Underlying, the quotient, expressed as a percentage, calculated as follows:<br>$$\frac{\text{Final Value} - \text{Initial Value}}{\text{Initial Value}}$$ |
| **Observation Dates and Coupon Payment Dates:** | See table below |

| Observation Dates | Coupon Payment Dates |
|---|---|
| October 2, 2026 | October 7, 2026 |
| January 4, 2027 * | January 7, 2027 ** |
| April 2, 2027 * | April 7, 2027 ** |
| July 1, 2027 * | July 7, 2027 ** |
| October 4, 2027 * | October 7, 2027 ** |
| January 4, 2028 * | January 7, 2028 ** |
| April 4, 2028 * | April 7, 2028 ** |
| July 3, 2028 * (the Final Valuation Date) | July 7, 2028 ** (the Maturity Date) |

*These Observation Dates are also Call Observation Dates

**These Coupon Payment Dates are also Call Payment Dates

Each subject to postponement as described under "Additional Terms of the Notes—Valuation Dates" and "Additional Terms of the Notes—Coupon Payment Dates, Call Payment Dates and Maturity Date" in the accompanying ETF Underlying Supplement.

PS - 2

| | |
|---|---|
| Call Observation Dates: | The applicable Observation Dates on or after January 4, 2027, as indicated above. |
| Call Payment Dates: | The applicable Coupon Payment Dates on or after January 7, 2027, as indicated above. |
| Contingent Coupon: | **If the Official Closing Price of each Underlying is greater than or equal to its Coupon Trigger on an Observation Date,** you will receive the Contingent Coupon of $27.50 per $1,000 Principal Amount on the applicable Coupon Payment Date.<br>**If the Official Closing Price of any Underlying is less than its Coupon Trigger on an Observation Date,** the Contingent Coupon applicable to such Observation Date will not be payable to you on the relevant Coupon Payment Date. In addition, if a Contingent Coupon is not paid on a Coupon Payment Date because the Official Closing Price of any Underlying on that Observation Date is less than its Coupon Trigger, such Contingent Coupon will be paid on a later Coupon Payment Date if the Official Closing Price of each Underlying is equal to or greater than its Coupon Trigger on such later Observation Date, up to and including the Final Valuation Date. Once a previously unpaid Contingent Coupon has been paid on a later Coupon Payment Date, it will not be paid again on any subsequent Coupon Payment Date.<br>*You may not receive any Contingent Coupon payments over the term of the Notes.* |
| Contingent Coupon Rate: | 2.75% quarterly (equivalent to 11.00% per annum). |
| Initial Value: | $746.77 with respect to the SPY, $34.50 with respect to the EWZ and $736.40 with respect to the QQQ, each of which was its Official Closing Price on the Pricing Date. |
| Final Value: | With respect to each Underlying, its Official Closing Price on the Final Valuation Date. |
| Coupon Trigger: | 60.00% of the Initial Value for each Underlying, which is $448.0620 with respect to the SPY, $20.7000 with respect to the EWZ and $441.8400 with respect to the QQQ. |
| Barrier Value: | 60.00% of the Initial Value for each Underlying, which is $448.0620 with respect to the SPY, $20.7000 with respect to the EWZ and $441.8400 with respect to the QQQ. |
| CUSIP/ISIN: | 40447EU53 / US40447EU534 |
| Form of Notes: | Book-Entry |
| Listing: | The Notes will not be listed on any securities exchange or quotation system. |
| Estimated Initial Value: | The Estimated Initial Value of the Notes is less than the price you pay to purchase the Notes. The Estimated Initial Value does not represent a minimum price at which we or any of our affiliates would be willing to purchase your Notes in the secondary market, if any, at any time. See "Risk Factors — The Estimated Initial Value of the Notes, which was determined by us on the Trade Date, is less than the price to public and may differ from the market value of the Notes in the secondary market, if any." |

PS - 3

## GENERAL

This document relates to an offering of Notes linked to the Reference Asset. The purchaser of a Note will acquire a senior unsecured debt security of HSBC USA Inc. Although the offering of Notes relates to the Reference Asset, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to any Underlying any security included in any Underlying or as to the suitability of an investment in the Notes.

You should read this document together with the prospectus dated February 21, 2024, the prospectus supplement dated February 21, 2024 and the ETF Underlying Supplement dated February 21, 2024. If the terms of the Notes offered hereby are inconsistent with those described in the accompanying prospectus, prospectus supplement or ETF Underlying Supplement, the terms described in this document shall control. You should carefully consider, among other things, the matters set forth in "Risk Factors" beginning on page PS-7 of this document, page S-1 of the prospectus supplement and page S-1 of the ETF Underlying Supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes. As used herein, references to the "Issuer", "HSBC", "we", "us" and "our" are to HSBC USA Inc.

HSBC has filed a registration statement (including a prospectus, prospectus supplement and ETF Underlying Supplement) with the SEC for the offering to which this document relates. Before you invest, you should read the prospectus, prospectus supplement and ETF Underlying Supplement in that registration statement and other documents HSBC has filed with the SEC for more complete information about HSBC and this offering. You may get these documents for free by visiting EDGAR on the SEC's web site at www.sec.gov. Alternatively, HSBC Securities (USA) Inc. or any dealer participating in this offering will arrange to send you the prospectus, prospectus supplement and ETF Underlying Supplement if you request them by calling (212) 525 8010.

You may also obtain:

- The ETF Underlying Supplement at: https://www.sec.gov/Archives/edgar/data/83246/000110465924025949/tm244959d4_424b2.htm
- The prospectus supplement at: https://www.sec.gov/Archives/edgar/data/83246/000110465924025878/tm244959d1_424b2.htm
- The prospectus at: https://www.sec.gov/Archives/edgar/data/83246/000110465924025864/tm244959d13_424b3.htm

PS - 4

## PAYMENT ON THE NOTES

### Call Feature

If the Official Closing Price of each Underlying is at or above its Call Threshold on any Call Observation Date the Notes will be automatically called, and you will receive a cash payment, per $1,000 Principal Amount, equal to the Principal Amount plus the applicable Contingent Coupon and any previously unpaid Contingent Coupons on the corresponding Call Payment Date and any previously unpaid Contingent Coupons, if applicable.

### Contingent Coupon

We will pay a quarterly Contingent Coupon on a Coupon Payment Date if the Official Closing Price of each Underlying on the applicable Observation Date is greater than or equal to its Coupon Trigger. Otherwise, no coupon will be paid on such Coupon Payment Date. For information regarding the record dates applicable to the Contingent Coupons payable on the Notes, please see the section entitled "Description of Notes—Interest and Principal Payments—Recipients of Interest Payments" beginning on page S-17 in the accompanying prospectus supplement. The Contingent Coupon Rate will be 11.00% per annum (or $27.50 per $1,000 Principal Amount per quarter, if payable). In addition, if a Contingent Coupon is not paid on a Coupon Payment Date because the Official Closing Price of any Underlying on that Observation Date is less than its Coupon Trigger, such Contingent Coupon will be paid on a later Coupon Payment Date if the Official Closing Price of each Underlying is equal to or greater than its Coupon Trigger on such later Observation Date, up to and including the Final Valuation Date. Once a previously unpaid Contingent Coupon has been paid on a later Coupon Payment Date, it will not be paid again on any subsequent Coupon Payment Date.

### Payment at Maturity

Unless the Notes are automatically called, on the Maturity Date and for each $1,000 Principal Amount, you will receive a cash payment equal to the Final Settlement Value determined as follows:

- **If the Reference Return of the Least Performing Underlying is greater than or equal to -40.00%:**

$1,000 + final Contingent Coupon + any previously unpaid Contingent Coupons

- **If the Reference Return of the Least Performing Underlying is less than -40.00%:**

$1,000 + ($1,000 × Reference Return of the Least Performing Underlying).

If the Notes are not called and the Final Value of the Least Performing Underlying is less than its Barrier Value, you will not receive the final Contingent Coupon, and will lose up to 100% of the Principal Amount. Even with any Contingent Coupons received prior to maturity, your return on the Notes may be negative in this case.

### Calculation Agent

We or one of our affiliates will act as calculation agent with respect to the Notes.

### Reference Sponsors

The reference sponsor of the SPY is PDR Services, LLC. The reference sponsor of the EWZ is iShares, Inc. The reference sponsor of the QQQ is Invesco Capital Management, LLC.

PS - 5

## INVESTOR SUITABILITY

**The Notes may be suitable for you if:**

- You believe that the Official Closing Price of each Underlying will be at or above its Coupon Trigger on most or all the Observation Dates, and the Final Value of the Least Performing Underlying will be at or above its Barrier Value.
- You seek a quarterly Contingent Coupon, based on the performance of the Underlyings, that will be paid at the Contingent Coupon Rate of 11.00% per annum if the Official Closing Price of each Underlying is greater than or equal to its Coupon Trigger on the applicable Observation Date or on a subsequent Observation Date prior to maturity.
- You are willing to invest in the Notes based on the fact that your maximum potential return is limited to any Contingent Coupons payable on the Notes.
- You do not seek an investment that provides an opportunity to participate in the appreciation of the Underlyings.
- You are willing to make an investment that is exposed to the potential downside performance of the Least Performing Underlying on a 1-to-1 basis if the Notes are not called and the Reference Return of the Least Performing Underlying is less than -40.00%.
- You are willing to lose up to 100% of the Principal Amount.
- You are willing to hold the Notes which will be automatically called on any Call Observation Date on which the Official Closing Price of each Underlying is at or above its Call Threshold, or you are otherwise willing to hold the Notes to maturity.
- You are willing to forgo guaranteed interest payments on the Notes, and the dividends or other distributions paid on the stocks included in the Underlyings.
- You do not seek an investment for which there will be an active secondary market.
- You are willing to accept the risk and return profile of the Notes versus a conventional debt security with a comparable maturity issued by HSBC or another issuer with a similar credit rating.
- You are comfortable with the creditworthiness of HSBC, as Issuer of the Notes.

**The Notes may not be suitable for you if:**

- You believe that the Official Closing Price of at least one Underlying will be below its Coupon Trigger on most or all of the Observation Dates, including the Final Valuation Date, and the Final Value of the Least Performing Underlying will be below its Barrier Value.
- You believe that the Contingent Coupon, if any, will not provide you with your desired return.
- You are unwilling to invest in the Notes based on the fact that your maximum potential return is limited to any Contingent Coupons payable on the Notes.
- You seek an investment that provides an opportunity to participate in the appreciation of the Underlyings.
- You are unwilling to make an investment that is exposed to the potential downside performance of the Least Performing Underlying on a 1-to-1 basis if the Notes are not called and the Reference Return of the Least Performing Underlying is less than -40.00%.
- You seek an investment that provides full return of principal at maturity.
- You are unable or unwilling to hold Notes that will be automatically called on any Call Observation Date on which the Official Closing Price of each Underlying is at or above its Call Threshold, or you are otherwise unable or unwilling to hold the Notes to maturity.
- You prefer to receive guaranteed periodic interest payments on the Notes, or the dividends or other distributions paid on the stocks included in the Underlyings.
- You seek an investment for which there will be an active secondary market.
- You prefer the lower risk, and therefore accept the potentially lower returns, of conventional debt securities with comparable maturities issued by HSBC or another issuer with a similar credit rating.
- You are not willing or are unable to assume the credit risk associated with HSBC, as Issuer of the Notes.

PS - 6

## RISK FACTORS

We urge you to read the section "Risk Factors" beginning on page S-1 of the accompanying prospectus supplement and page S-1 of the accompanying ETF Underlying Supplement. You should understand the risks of investing in the Notes and should reach an investment decision only after careful consideration, with your advisors, of the suitability of the Notes in light of your particular financial circumstances and the information set forth in this document and the accompanying prospectus, prospectus supplement and ETF Underlying Supplement.

In addition to the risks discussed below, you should review "Risk Factors" in the accompanying prospectus supplement and ETF Underlying Supplement including the explanation of risks relating to the Notes described in the following sections:

- "—Risks Relating to All Note Issuances" in the prospectus supplement;
- "—General Risks Related to Index Funds" in the ETF Underlying Supplement;
- "—Securities Prices Generally Are Subject to Political, Economic, Financial and Social Factors that Apply to the Markets in which They Trade and, to a Lesser Extent, Foreign Markets" in the ETF Underlying Supplement; and
- "—Time Differences Between the Domestic and Foreign Markets and New York City May Create Discrepancies in the Trading Level or Price of the Notes" in the ETF Underlying Supplement.

You will be subject to significant risks not associated with conventional fixed-rate or floating-rate debt securities.

### *Risks Relating to the Structure or Features of the Notes*

**The Notes do not guarantee any return of principal and you may lose all of your Principal Amount.**

The Notes differ from ordinary debt securities in that we will not pay you 100% of the Principal Amount of your Notes if the Final Value of the Least Performing Underlying is less than its Barrier Value. In this case, the Payment at Maturity you will be entitled to receive will be less than the Principal Amount and you will lose 1% for each 1% that the Reference Return of the Least Performing Underlying is less than 0.00%.You may lose up to 100% of your investment at maturity. Even with any Contingent Coupons received prior to maturity, your return on the Notes may be negative in this case.

**The Notes may be called prior to the Maturity Date.**

If the Notes are called early, the holding period over which you may receive coupon payments could be as little as approximately 6 months. There is no guarantee that you would be able to reinvest the proceeds from an investment in the Notes at a comparable return for a similar level of risk in the event the Notes are called prior to the Maturity Date.

**You may not receive any Contingent Coupons.**

We will not necessarily make periodic coupon payments on the Notes. If the Official Closing Price of any Underlying on an Observation Date is less than its Coupon Trigger, we will not pay you the Contingent Coupon applicable to that Observation Date, unless the Official Closing Price of each Underlying on a subsequent Observation Date, including the Final Valuation Date, is equal to or greater than its Coupon Trigger. If on each of the Observation Dates, the Official Closing Price of any Underlying is less than its Coupon Trigger, we will not pay you any Contingent Coupons during the term of the Notes, and you will not receive a positive return on, the Notes. Generally, this non-payment of the Contingent Coupon coincides with a period of greater risk of principal loss on the Notes.

**Your return on the Notes is limited to the Principal Amount plus the Contingent Coupons, if any, regardless of any appreciation in the value of any Underlying.**

For each $1,000 Principal Amount, you will receive $1,000 at maturity plus the final Contingent Coupon if the Final Value of the Least Performing Underlying is equal to or greater than its Coupon Trigger, regardless of any appreciation in the value of any Underlying, which may be significant. Accordingly, the return on the Notes may be significantly less than the return on a direct investment in the stocks included in the Underlyings during the term of the Notes.

**Higher Contingent Coupon Rates or lower Barrier Values are generally associated with Underlyings with greater expected volatility and therefore can indicate a greater risk of loss.**

"Volatility" refers to the frequency and magnitude of changes in the value of an Underlying. The greater the expected volatility with respect to an Underlying on the Trade Date, the higher the expectation as of the Trade Date that the value of that Underlying could close below its Coupon Trigger on an Observation Date or its Barrier Value on the Final Valuation Date, indicating a higher expected risk of non-payment of Contingent Coupons or loss on the Notes. This greater expected risk will generally be reflected in a higher Contingent Coupon Rate than the yield payable on our conventional debt securities with a similar maturity, or in more favorable terms (such as a lower Barrier Value, a lower Coupon Trigger or a higher Contingent Coupon Rate) than for similar securities linked to the performance of an Underlying with a lower expected volatility as of the Trade Date. You should therefore understand that a relatively higher Contingent Coupon Rate may indicate an increased risk of loss. Further, a relatively lower Barrier Value may not necessarily indicate that the Notes have a greater likelihood of a repayment of principal at maturity. The volatility of an Underlying can change significantly over the term of the Notes. The

PS - 7

value of an Underlying for your Notes could fall sharply, which could result in a significant loss of principal. You should be willing to accept the downside market risk of the Least Performing Underlying and the potential to lose some or all of your principal at maturity not receive any Contingent Coupons.

**If the Notes are not called, your return will be based on the Reference Return of the Least Performing Underlying.**

If the Notes are not called, your return will be based on the Reference Return of the Least Performing Underlying without regard to the performance of any other Underlying. As a result, you could lose all or some of your initial investment if the Final Value of the Least Performing Underlying is less than its Barrier Value, even if there is an increase in the value of any other Underlying. This could be the case even if any other Underlying increased by an amount greater than the decrease in the Least Performing Underlying.

**Since the Notes are linked to the performance of more than one Underlying, you will be fully exposed to the risk of fluctuations in the value of each Underlying.**

Since the Notes are linked to the performance of more than one Underlying, the Notes will be linked to the individual performance of each Underlying. Because the Notes are not linked to a weighted basket, in which the risk is mitigated and diversified among all of the components of a basket, you will be exposed to the risk of fluctuations in the values of the Underlyings to the same degree for each Underlying. For example, in the case of securities linked to a weighted basket, the return would depend on the weighted aggregate performance of the basket components reflected as the basket return. Thus, the depreciation of any basket component could be mitigated by the appreciation of another basket component, as scaled by the weightings of such basket components. However, in the case of these Notes, the individual performance of each of the Underlyings would not be combined to calculate your return and the depreciation of any of the Underlyings would not be mitigated by the appreciation of the other Underlyings. Instead, your return would depend on the Least Performing Underlying.

**Because the Notes are linked to the performance of the Least Performing Underlying, you are exposed to greater risks of receiving no Contingent Coupons and sustaining a significant loss on your investment than if the Notes were linked to just one Underlying.**

The risk that you will not receive any Contingent Coupons, or that you will suffer a significant loss on your investment, is greater if you invest in the Notes as opposed to substantially similar securities that are linked to the performance of just one Underlying. With multiple Underlyings, it is more likely that one of the Underlyings will close below its respective Coupon Trigger on any Observation Date (including the Final Valuation Date) and below its respective Barrier Value on the Final Valuation Date, than if the Notes were linked to only one Underlying. Therefore, it is more likely that you will not receive any Contingent Coupons, and that you will suffer a significant loss on your investment. In addition, because each Underlying must close above its Call Threshold on a Call Observation Date in order for the Notes to be called, the Notes are less likely to be called than if the Notes were linked to just one Underlying.

**The amount payable on the Notes is not linked to the values of the Underlyings at any time other than the Observation Dates, including the Final Valuation Date.**

The payments on the Notes will be based on the Official Closing Prices of the Underlyings on the Observation Dates, including the Final Valuation Date, subject to postponement for non-trading days and certain Market Disruption Events. Even if the value of each Underlying is greater than or equal to its Coupon Trigger during the term of the Notes other than on an Observation Date but then decreases on an Observation Date to a value that is less than its Coupon Trigger, the Contingent Coupon will not be payable for the relevant quarterly period. Similarly, if the Notes are not called, even if the value of the Least Performing Underlying is greater than or equal to its Barrier Value during the term of the Notes other than on the Final Valuation Date but then decreases on the Final Valuation Date to a value that is less than its Barrier Value, the Payment at Maturity will be less, possibly significantly less, than it would have been had the Payment at Maturity been linked to the value of the Least Performing Underlying prior to such decrease. Although the actual values of the Underlyings on the Maturity Date or at other times during the term of the Notes may be higher than their respective values on the Observation Dates, whether each Contingent Coupon will be payable and the Payment at Maturity will be based solely on the Official Closing Prices of the Underlyings on the applicable Observation Dates.

***Risks Relating to the Reference Asset***

**Changes that affect an Underlying may affect the value of that Underlying and the market value of the Notes and the amount you will receive on the Notes and the amount you will receive at maturity.**

The policies of the reference sponsor of an Underlying, concerning additions, deletions and substitutions of the stocks included in that Underlying and the manner in which the reference sponsor takes account of certain changes affecting those stocks may affect the value of that Underlying. The policies of the reference sponsor could also affect the value of that Underlying. The reference sponsor may discontinue or suspend calculation or dissemination of an Underlying. Any such actions could affect the value of an Underlying and the value of and the return on the Notes.

PS - 8

**Risks associated with non-U.S. companies.**

The price of the EWZ depends upon the stocks of non-U.S. companies, and thus involves risks associated with the home countries of those non-U.S. companies. The prices of these non-U.S. stocks may be affected by political, economic, financial and social factors in the home country of each applicable company, including changes in that country's government, economic and fiscal policies, currency exchange laws or other laws or restrictions, which could affect the value of the Notes. These foreign securities may have less liquidity and could be more volatile than many of the securities traded in U.S. or other securities markets. Direct or indirect government intervention to stabilize the relevant foreign securities markets, as well as cross shareholdings in foreign companies, may affect trading levels or prices and volumes in those markets. The other special risks associated with foreign securities may include, but are not limited to: less liquidity and smaller market capitalizations; less rigorous regulation of securities markets; different accounting and disclosure standards; governmental interference; currency fluctuations; higher inflation; and social, economic and political uncertainties. These factors may adversely affect the performance of the EWZ and, as a result, the value of the Notes.

**Risks associated with emerging markets.**

An investment in the EWZ will involve risks not generally associated with investments which have no emerging market component. In particular, many emerging nations are undergoing rapid change, involving the restructuring of economic, political, financial and legal systems. Regulatory and tax environments may be subject to change without review or appeal. Many emerging markets suffer from underdevelopment of capital markets and tax regulation. The risk of expropriation and nationalization remains a threat. Guarding against such risks is made more difficult by low levels of corporate disclosure and unreliability of economic and financial data.

**The price of the EWZ is subject to currency exchange risk.**

Because the price of the EWZ is related to the U.S. dollar value of stocks included in the Underlying Index, holders of the notes will be exposed to currency exchange rate risk with respect to each the Brazilian real which is such component securities trade. Exchange rate movements for a particular currency are volatile and are the result of numerous factors including the supply of, and the demand for, that currency, as well as relevant government policy, intervention or actions, but are also influenced significantly from time to time by political or economic developments, and by macroeconomic factors and speculative actions related to the relevant region. An investor's net exposure will depend on the extent to which the Brazilian real strengthens or weakens against the U.S. dollar. If the dollar strengthens against Brazilian real of the component securities represented in the Underlying Index, the price of the EWZ will be adversely affected and the payment at maturity on the notes may be reduced.

Of particular importance to potential currency exchange risk are:

• existing and expected rates of inflation;

• existing and expected interest rate levels;

• the balance of payments; and

• the extent of governmental surpluses or deficits in Brazil and the United States.

All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of Brazil and the United States and other countries important to international trade and finance. The amount we pay in respect of the notes on the maturity date, if any, will be determined solely in accordance with the procedures described in this document.

**Non-U.S. Securities Risk.**

Some of the equity securities held by the QQQ are issued by non-U.S. companies. Investments in securities linked to the value of such non-U.S. equity securities, such as the Notes, involve risks associated with the home countries of the issuers of those non-U.S. equity securities. The prices of securities in non-U.S. markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws.

***General Risk Factors***

**The Notes are subject to the credit risk of HSBC USA Inc.**

The Notes are senior unsecured debt obligations of the Issuer, and are not, either directly or indirectly, an obligation of any third party. As further described in the accompanying prospectus supplement and prospectus, the Notes will rank on par with all of the other unsecured and unsubordinated debt obligations of HSBC, except such obligations as may be preferred by operation of law. Any payment to be made on the Notes, including any return of principal at maturity, depends on the ability of HSBC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of HSBC may affect the market value of the Notes and, in the event HSBC were to default on its obligations, you may not receive the amounts owed to you under the terms of the Notes.

PS - 9

**The Notes are not insured or guaranteed by any governmental agency of the United States or any other jurisdiction.**

The Notes are not deposit liabilities or other obligations of a bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or program of the United States or any other jurisdiction. An investment in the Notes is subject to the credit risk of HSBC, and in the event that HSBC is unable to pay its obligations as they become due, you may not receive the full payments due on the Notes.

**If the Notes are not called, your return will be based on the Reference Return of the Least Performing Underlying.**

If the Notes are not called, your return will be based on the Reference Return of the Least Performing Underlying without regard to the performance of any other Underlying. As a result, you could lose all or some of your initial investment if the Final Value of the Least Performing Underlying is less than its Barrier Value, even if there is an increase in the value of any other Underlying. This could be the case even if any other Underlying increased by an amount greater than the decrease in the Least Performing Underlying.

**The Estimated Initial Value of the Notes, which was determined by us on the Trade Date, is less than the price to public and may differ from the market value of the Notes in the secondary market, if any.**

The Estimated Initial Value of the Notes was calculated by us on the Trade Date and is less than the price to public. The Estimated Initial Value reflects our and our affiliates' internal funding rate, which is the borrowing rate paid to issue market-linked securities, as well as the mid-market value of the embedded derivatives in the Notes. This internal funding rate is typically lower than the rate we would use when we issue conventional fixed or floating rate debt securities. As a result of the difference between our internal funding rate and the rate we would use when we issue conventional fixed or floating rate debt securities, the Estimated Initial Value of the Notes may be lower if it were based on the prices at which our fixed or floating rate debt securities trade in the secondary market. In addition, if we were to use the rate we use for our conventional fixed or floating rate debt issuances, we would expect the economic terms of the Notes to be more favorable to you. We determined the value of the embedded derivatives in the Notes by reference to our or our affiliates' internal pricing models. These pricing models consider certain assumptions and variables, which can include volatility and interest rates. Different pricing models and assumptions could provide valuations for the Notes that are different from our Estimated Initial Value. These pricing models rely in part on certain forecasts about future events, which may prove to be incorrect. The Estimated Initial Value does not represent a minimum price at which we or any of our affiliates would be willing to purchase your Notes in the secondary market (if any exists) at any time.

**The price of your Notes in the secondary market, if any, immediately after the Trade Date is expected to be less than the price to public.**

The price to public takes into account certain costs. These costs include our affiliates' projected hedging profits (which may or may not be realized) for assuming risks inherent in hedging our obligations under the Notes, the underwriting discount and the costs associated with structuring and hedging our obligations under the Notes. These costs will be used or retained by us or one of our affiliates, except for underwriting discounts paid to unaffiliated distributors. If you were to sell your Notes in the secondary market, if any, the price you would receive for your Notes may be less than the price you paid for them because secondary market prices will not take into account these costs. The price of your Notes in the secondary market, if any, at any time after issuance will vary based on many factors, including the values of the Underlyings and changes in market conditions, and cannot be predicted with accuracy. The Notes are not designed to be short-term trading instruments, and you should, therefore, be able and willing to hold the Notes to maturity. Any sale of the Notes prior to maturity could result in a loss to you.

**If we were to repurchase your Notes immediately after the Original Issue Date, the price you receive may be higher than the Estimated Initial Value of the Notes.**

Assuming that all relevant factors remain constant after the Original Issue Date, the price at which HSBC Securities (USA) Inc. may initially buy or sell the Notes in the secondary market, if any, and the value that may initially be used for customer account statements, if any, may exceed the Estimated Initial Value on the Trade Date for a temporary period expected to be approximately 6 months after the Original Issue Date. This temporary price difference may exist because, in our discretion, we may elect to effectively reimburse to investors a portion of the estimated cost of hedging our obligations under the Notes and other costs in connection with the Notes that we will no longer expect to incur over the term of the Notes. We will make such discretionary election and determine this temporary reimbursement period on the basis of a number of factors, including the tenor of the Notes and any agreement we may have with the distributors of the Notes. The amount of our estimated costs which we effectively reimburse to investors in this way may not be allocated ratably throughout the reimbursement period, and we may discontinue such reimbursement at any time or revise the duration of the reimbursement period after the Original Issue Date of the Notes based on changes in market conditions and other factors that cannot be predicted.

**You will not have any ownership interest in the stocks included in an Underlying.**

As a holder of the Notes, you will not have any ownership interest in the stocks included in an Underlying, such as rights to vote, dividend payments or other distributions. Because the return on the Notes will not reflect any dividends on those stocks, the Notes may underperform an investment in the stocks included in an Underlying.

PS - 10

**The Notes lack liquidity.**

The Notes will not be listed on any securities exchange or automated quotation system. HSBC Securities (USA) Inc. is not required to offer to purchase the Notes in the secondary market, if any exists. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Notes easily. Because other dealers are not likely to make a secondary market for the Notes, the price at which you may be able to trade your Notes is likely to depend on the price, if any, at which HSBC Securities (USA) Inc. is willing to buy the Notes.

**Potential conflicts of interest may exist.**

An affiliate of HSBC has a minority equity interest in the owner of an electronic platform, through which we may make available certain structured investments offering materials. HSBC and its affiliates play a variety of roles in connection with the issuance of the Notes, including acting as calculation agent and hedging our obligations under the Notes. In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the Notes. We will not have any obligation to consider your interests as a holder of the Notes in taking any action that might affect the value of your Notes.

**Uncertain tax treatment.**

For a discussion of the U.S. federal income tax consequences of your investment in a Note, please see the discussion under "U.S. Federal Income Tax Considerations" herein and the discussion under "U.S. Federal Income Tax Considerations" in the accompanying prospectus supplement.

PS - 11

## ILLUSTRATIVE EXAMPLES

The following table and examples are provided for illustrative purposes only and are hypothetical. They do not purport to be representative of every possible scenario concerning increases or decreases in the value of any Underlying relative to its Initial Value. We cannot predict the Official Closing Price of an Underlying on any Observation Date, including the Final Valuation Date. The assumptions we have made in connection with the illustrations set forth below may not reflect actual events. You should not take this illustration or these examples as an indication or assurance of the expected performance of the Underlyings or the return on the Notes.

The table and examples below illustrate how the Contingent Coupon and the Payment at Maturity would be calculated with respect to a $1,000 investment in the Notes, given a range of hypothetical performances of any Underlying. The hypothetical returns on the Notes below are numbers, expressed as percentages, that result from comparing the Payment at Maturity per $1,000 Principal Amount to $1,000. The numbers appearing in the following table and examples have been rounded for ease of analysis. The following table and examples assume the following:

| | |
|---|---|
| ▶ Principal Amount: | $1,000 |
| ▶ Hypothetical Initial Value of each Underlying*: | $100.00 |
| ▶ Hypothetical Call Threshold of each Underlying: | $100.00 (100.00% of its Initial Value) |
| ▶ Hypothetical Barrier Value of each Underlying: | $60.00 (60.00% of its Initial Value) |
| ▶ Hypothetical Coupon Trigger of each Underlying: | $60.00 (60.00% of its Initial Value) |
| ▶ Contingent Coupon Rate: | 11.00% per annum (2.75% for each quarter in which it is payable). If the Official Closing Price (i) of each Underlying on *every* Observation Date is greater than or equal to its Coupon Trigger or (ii) of each Underlying is greater than or equal to its Coupon Trigger on the Final Valuation Date, the Contingent Coupon paid over the term of the Notes would total $220.00 per $1,000 Principal Amount of the Notes. |

* The hypothetical Initial Value of $100.00 used in the examples below has been chosen for illustrative purposes only and does not represent the actual Initial Value of any Underlying. The actual Initial Value of each Underlying is set forth on page PS-2 of this document.

**Summary of the Examples**

| | **Notes Are Called on a Call Observation Date** | **Notes Are Not Called on Any Call Observation Date** | | |
|---|---|---|---|---|
| | **Example 1** | **Example 2** | **Example 3** | **Example 4** |
| Initial Value of each Underlying | $100.00 | $100.00 | $100.00 | $100.00 |
| Call Threshold of each Underlying | $100.00 | $100.00 | $100.00 | $100.00 |
| Barrier Value of each Underlying | $60.00 | $60.00 | $60.00 | $60.00 |
| Coupon Trigger of each Underlying | $60.00 | $60.00 | $60.00 | $60.00 |
| **Observation Dates** | **Official Closing Price / Percentage Change of the Least Performing Underlying** | | | |
| 1st Observation Date | $67.07 / -32.93% Contingent Coupons: 1 x $27.50 = $27.50 | $60.00 / -40.00% Contingent Coupons: 1 x $27.50 = $27.50 | $50.14 / -49.86% Contingent Coupons: $0 | $50.14 / -49.8572% Contingent Coupons: $0 |
| 2nd Observation Date (1st Call Observation Date) | $105.00 / 5.00% Contingent Coupons: 1 x $27.50 = $27.50 | $67.07 / -32.93% Contingent Coupons: 1 x $27.50 = $27.50 | $50.14 / -49.86% Contingent Coupons: $0 | $67.07 / -32.93% Contingent Coupons: 2 x $27.50 = $55.00 |
| 3rd Observation Date to 7th Observation Date (including 2nd Call Observation Date to 6th Call Observation Date) | N/A | Official Closing Price is below the Coupon Trigger: $0 | Official Closing Price is below the Coupon Trigger: $0 | Official Closing Price is below the Coupon Trigger: $0 |
| Final Valuation Date | N/A | $60.00 / -40.00% | $60.00 / -40.00% | $34.00 / -66.00% |
| Contingent Coupon Payment Amounts Prior to Maturity or Call | 1 x $27.50 = $27.50 | 2 x $27.50 = $55.00 | 0 x $27.50 = $0 | 2 x $27.50 = $55.00 |
| Payment if Notes are Called | $1,027.50 | N/A | N/A | N/A |
| Payment at Maturity | N/A | $1,165.00 | $1,220.00 | $1,000 + ($1,000 x -66.00%) = $340.00 |
| Return of the Notes | 5.50% | 22.00% | 22.00% | -60.50% |

PS - 12

**Example 1—The Official Closing Price of each Underlying on the first Call Observation Date is greater than or equal to its Call Threshold and the Notes are called.**

| Underlying | | Initial Value | | Official Closing Price |
|---|---|---|---|---|
| SPY | | $100.00 | | $125.00 (125.00% of Initial Value) |
| EWZ | | $100.00 | | $105.00 (105.00% of Initial Value) |
| QQQ | | $100.00 | | $129.00 (129.00% of Initial Value) |

| | |
|---|---|
| **Payment Upon a Call:** | **$1,027.50** |

Because the Official Closing Price of each Underlying on the first Call Observation Date is at or above its Call Threshold, the Notes will be called and you will receive $1,027.50 per Note, reflecting the Principal Amount plus the Contingent Coupon. We will have paid you a total of $1,055.00 per Note, resulting in a 5.50% return on the Notes. No extra payment will be made on account of each Underlying closing above its respective Initial Value.

**Example 2— The Notes are not called, the Final Value of the Least Performing Underlying is greater than or equal to its Coupon Trigger, and each Underlying closed at or above its Coupon Trigger (but below its Call Threshold) on 2 of the Observation Dates prior to the Final Valuation Date.**

| Underlying | | Initial Value | | Final Value |
|---|---|---|---|---|
| SPY | | $100.00 | | $115.00 (115.00% of Initial Value) |
| EWZ | | $100.00 | | $60.00 (60.00% of Initial Value) |
| QQQ | | $100.00 | | $71.50 (71.50% of Initial Value) |

The EWZ is the Least Performing Underlying.

| | |
|---|---|
| Reference Return of the Least Performing Underlying: | -40.00% |
| **Payment at Maturity:** | **$1,165.00** |

Even though the Official Closing Price of each Underlying is above the Coupon Trigger on only 2 of the previous Observation Dates prior to maturity, since the Notes are not called and the Final Value of the Least Performing Underlying is at or above its Coupon Trigger, we will pay you a total of $1,165.00 at maturity per $1,000 Note, reflecting your Principal Amount plus the final Contingent Coupon of $55.00 and the previously unpaid Contingent Coupons. When added to the 2 previously paid Contingent Coupon prior to maturity totaling $55.00, the total return on the Notes would be 22.00%.

PS - 13

**Example 3—The Notes are not called, the Underlyings did not all close at or above their respective Coupon Triggers on any of the Observation Dates prior to maturity. However, the Final Value of the Least Performing Underlying is greater than or equal to its Barrier Value.**

| Underlying | | Initial Value | | Final Value |
|---|---|---|---|---|
| SPY | | $100.00 | | $71.50 (71.50% of Initial Value) |
| EWZ | | $100.00 | | $60.00 (60.00% of Initial Value) |
| QQQ | | $100.00 | | $71.50 (71.50% of Initial Value) |

The EWZ is the Least Performing Underlying.

| | |
|---|---|
| Reference Return of the Least Performing Underlying: | -40.00% |
| **Payment at Maturity:** | **$1,220.00** |

Even though the Official Closing Price of the Least Performing Underlying is below the Coupon Trigger on all of the previous Observation Dates, since the Notes are not called and the Final Value of the Least Performing Underlying is above or equal to its Barrier Value, we will pay you a total of $1,220.00 at maturity per $1,000 Note, reflecting your Principal Amount plus the final Contingent Coupon of $55.00 and the previously unpaid Contingent Coupons prior to maturity totaling $192.50. The total return on the Notes would be 22.00%.

**Example 4—The Notes are not called, the Final Value of the Least Performing Underlying is less than its Barrier Value, and each of the Underlyings only closed at or above their respective Coupon Triggers on the 2nd Observation Date prior to maturity.**

| Underlying | | Initial Value | | Final Value |
|---|---|---|---|---|
| SPY | | $100.00 | | $71.50 (71.50% of Initial Value) |
| EWZ | | $100.00 | | $34.00 (34.00% of Initial Value) |
| QQQ | | $100.00 | | $68.25 (68.25% of Initial Value) |

The EWZ is the Least Performing Underlying.

| | |
|---|---|
| Reference Return of the Least Performing Underlying: | -66.00% |
| **Payment at Maturity:** | **$340.00** |

Because the Final Value of the Least Performing Underlying is less than its Barrier Value, you will receive $340.00 per $1,000 Principal Amount, calculated as follows:

Final Settlement Value = $1,000 + ($1,000 x -66.00%) = $340.00

When added to the Contingent Coupon payment of $55.00 received on the 2nd Observation Date, we will have paid you a total of $395.00 per Note, resulting in a -60.50% return on the Notes.

If the Notes are not called and the Final Value of the Least Performing Underlying is less than its Barrier Value, you will be exposed to any decrease in the value of the Least Performing Underlying on a 1:1 basis and could lose up to 100% of your principal at maturity.

PS - 14

## DESCRIPTION OF THE REFERENCE ASSET

### Description of the SPY

The State Street® SPDR® S&P 500® ETF Trust ("SPY") is an exchange-traded fund. The SPY seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the S&P 500® Index. The SPY consists of a portfolio representing all 500 stocks in the S&P 500® Index. Shares of this Underlying are listed and trade on the NYSE Arca under the symbol "SPY."

***For more information about the SPY, see "The SPDR® S&P 500® ETF Trust" beginning on page S-63 of the accompanying ETF Underlying Supplement.***

### Historical Performance of the SPY

The following graph sets forth the historical performance of the SPY based on the daily historical closing values from July 1, 2016 through July 1, 2026. We obtained the closing values below from the Bloomberg Professional® service. We have not undertaken any independent review of, or made any due diligence inquiry with respect to, the information obtained from the Bloomberg Professional® service.


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The historical values of the SPY should not be taken as an indication of future performance, and no assurance can be given as to the Official Closing Price of the SPY on any Observation Date, including the Final Valuation Date.

### Description of the EWZ

The iShares® MSCI Brazil ETF ("EWZ") is an exchange-traded fund. The EWZ seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI Brazil 25/50 Index. The ETF invests in large and mid-cap segments of the Brazilian market representing 85% of the free float-adjusted market capitalization in each industry sector. Shares of the EWZ are listed and trade on the NYSE Arca under the ticker symbol "EWZ".

***For more information about the EWZ, see "The iShares® MSCI Brazil ETF" beginning on page S-33 of the accompanying ETF Underlying Supplement.***

### Historical Performance of the EWZ

The following graph sets forth the historical performance of the EWZ based on the daily historical closing values from July 1, 2016 through July 1, 2026. We obtained the closing values below from the Bloomberg Professional® service. We have not undertaken any independent review of, or made any due diligence inquiry with respect to, the information obtained from the Bloomberg Professional® service.


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The historical values of the EWZ should not be taken as an indication of future performance, and no assurance can be given as to the Official Closing Price of the EWZ on any Observation Date, including the Final Valuation Date.

### Description of the QQQ

Invesco QQQ Trust℠, Series 1 ("QQQ") is a unit investment trust. The QQQ tracks the Nasdaq-100 Index®, which includes 100 of the largest non-financial companies by market cap listed on Nasdaq. The QQQ reflects companies across major industry groups. Shares of this QQQ are listed and trade on the NASDAQ under the symbol "QQQ."

***For more information about the QQQ, see "The Invesco QQQ Trust℠, Series 1" beginning on page S-58 of the accompanying ETF Underlying Supplement.***

### Historical Performance of the QQQ

The following graph sets forth the historical performance of the QQQ based on the daily historical closing values from July 1, 2016 through July 1, 2026. We obtained the closing values below from the Bloomberg Professional® service. We have not undertaken any independent review of, or made any due diligence inquiry with respect to, the information obtained from the Bloomberg Professional® service.


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The historical values of the QQQ should not be taken as an indication of future performance, and no assurance can be given as to the Official Closing Price of the QQQ on any Observation Date, including the Final Valuation Date.

PS - 15

## EVENTS OF DEFAULT AND ACCELERATION

If the Notes have become immediately due and payable following an Event of Default (as defined in the accompanying prospectus) with respect to the Notes, the calculation agent will determine the accelerated payment due and payable in the same general manner as described in this document except that in such a case, the scheduled trading day immediately preceding the date of acceleration will be used as the Final Valuation Date for purposes of determining the Reference Return of any Underlying, and the accelerated Maturity Date will be three business days after the accelerated Final Valuation Date. If a Market Disruption Event exists with respect to any Underlying on that scheduled trading day, then the accelerated Final Valuation Date for that Underlying will be postponed for up to five scheduled trading days (in the same manner used for postponing the originally scheduled Final Valuation Date). The accelerated Maturity Date will also be postponed by an equal number of business days. For the avoidance of doubt, if no Market Disruption Event exists with respect to an Underlying on the scheduled trading day preceding the date of acceleration, the determination of such Underlying's Reference Return will be made on such date, irrespective of the existence of a Market Disruption Event with respect to any other Underlying occurring on such date.

If the Notes have become immediately due and payable following an Event of Default, you will not be entitled to any additional payments with respect to the Notes. For more information, see "Description of Debt Securities — Senior Debt Securities — Events of Default" in the accompanying prospectus.

## SUPPLEMENTAL PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We have appointed HSBC Securities (USA) Inc., an affiliate of HSBC, as the agent for the sale of the Notes. Pursuant to the terms of a distribution agreement, HSBC Securities (USA) Inc. will purchase the Notes from HSBC at the price to public less the underwriting discount set forth on the cover page of this pricing supplement for distribution to other registered broker-dealers or will offer the Notes directly to investors. HSBC Securities (USA) Inc. has offered the Notes at the price to public set forth on the cover page of this document. HSBC USA Inc. or one of our affiliates may pay varying underwriting discounts of up to 2.05% per $1,000 Principal Amount in connection with the distribution of the Notes to other registered broker-dealers.

An affiliate of HSBC has paid or may pay in the future an amount to broker-dealers in connection with the costs of the continuing implementation of systems to support the Notes. We or one of our affiliates may pay a fee to one or more broker dealers for providing certain services with respect to this offering, which may reduce the economic terms of the notes to you.

In addition, HSBC Securities (USA) Inc. or another of its affiliates or agents may use this pricing supplement in market-making transactions after the initial sale of the Notes, but is under no obligation to make a market in the Notes and may discontinue any market-making activities at any time without notice.

Delivery of the Notes will be made against payment for the Notes on the Original Issue Date set forth on the inside cover page of this document, which is more than one business day following the Trade Date. Under Rule 15c6-1 under the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in one business day, unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes more than one business day prior to the Original Issue Date will be required to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement, and should consult their own advisors.

See "Supplemental Plan of Distribution (Conflicts of Interest)" on page S-87 in the prospectus supplement.

## U.S. FEDERAL INCOME TAX CONSIDERATIONS

There is no direct legal authority as to the proper tax treatment of the Notes, and therefore significant aspects of the tax treatment of the Notes are uncertain as to both the timing and character of any inclusion in income in respect of the Notes. Under one approach, a Note should be treated as a contingent income-bearing pre-paid executory contract with respect to the Underlyings. We intend to treat the Notes consistent with this approach. Pursuant to the terms of the Notes, you agree to treat the Notes under this approach for all U.S. federal income tax purposes. Subject to the limitations described therein, and based on certain factual representations received from us, in the opinion of our special U.S. tax counsel, Mayer Brown LLP, it is reasonable to treat a Note as a contingent income-bearing pre-paid executory contract with respect to the Underlyings. Because there are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes, other characterizations and treatments are possible and the timing and character of income in respect of the Notes might differ from the treatment described herein. For example, the Notes could be treated as debt instruments that are "contingent payment debt instruments" for U.S. federal income tax purposes subject to the treatment described under the heading "U.S. Federal Income Tax Considerations — Tax Treatment of U.S. Holders — U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes — Contingent Notes" in the accompanying prospectus supplement.

PS - 16

We will not attempt to ascertain whether any Underlying or any of the entities whose stock is included in an Underlying would be treated as a passive foreign investment company ("PFIC") or United States real property holding corporation ("USRPHC"), both as defined for U.S. federal income tax purposes. If any Underlying or one or more of the entities whose stock is included in an Underlying were so treated, certain adverse U.S. federal income tax consequences might apply. You should refer to information filed with the SEC and other authorities by any Underlying and the entities whose stock is included in an Underlying and consult your tax advisor regarding the possible consequences to you if any Underlying or one or more of the entities whose stock is included in an Underlying is or becomes a PFIC or a USRPHC.

*U.S. Holders.* Please see the discussion under the heading "U.S. Federal Income Tax Considerations — Tax Treatment of U.S. Holders — Certain Notes Treated as a Put Option and a Deposit or an Executory Contract — Certain Notes Treated as Executory Contracts" in the accompanying prospectus supplement for further discussion of U.S. federal income tax considerations applicable to U.S. holders (as defined in the accompanying prospectus supplement). Pursuant to the approach discussed above, we intend to treat any gain or loss upon maturity or an earlier sale, exchange, or call as capital gain or loss in an amount equal to the difference between the amount you receive at such time (other than with respect to a Contingent Coupon) and your tax basis in the Note. Any such gain or loss will be long-term capital gain or loss if you have held the Note for more than one year at such time for U.S. federal income tax purposes. Your tax basis in a Note generally will equal your cost of the Note. In addition, the tax treatment of the Contingent Coupons is unclear. Although the tax treatment of the Contingent Coupons is unclear, we intend to treat any Contingent Coupon, including on the Maturity Date, as ordinary income includible in income by you at the time it accrues or is received in accordance with your normal method of accounting for U.S. federal income tax purposes.

*Non-U.S. Holders.* Please see the discussion under the heading "U.S. Federal Income Tax Considerations — Tax Treatment of Non-U.S. Holders" in the accompanying prospectus supplement for further discussion of U.S. federal income tax considerations applicable to non-U.S. holders (as defined in the accompanying prospectus supplement). Because the U.S. federal income tax treatment (including the applicability of withholding) of the Contingent Coupons is uncertain, the entire amount of the Contingent Coupons will be subject to U.S. federal income tax withholding at a 30% rate (or at a lower rate under an applicable income tax treaty). We will not pay any additional amounts in respect of such withholding.

Under current law, while the matter is not entirely clear, individual non-U.S. holders, and entities whose property is potentially includible in those individuals' gross estates for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, the Notes are likely to be treated as U.S. situs property, subject to U.S. federal estate tax. These individuals and entities should consult their own tax advisors regarding the U.S. federal estate tax consequences of investing in the Notes.

A "dividend equivalent" payment is treated as a dividend from sources within the United States and such payments generally would be subject to a 30% U.S. withholding tax if paid to a non-U.S. holder. Under U.S. Treasury Department regulations, payments (including deemed payments) with respect to equity-linked instruments ("ELIs") that are "specified ELIs" may be treated as dividend equivalents if such specified ELIs reference an interest in an "underlying security," which is generally any interest in an entity taxable as a corporation for U.S. federal income tax purposes if a payment with respect to such interest could give rise to a U.S. source dividend. However, Internal Revenue Service guidance provides that withholding on dividend equivalent payments will not apply to specified ELIs that are not delta-one instruments and that are issued before January 1, 2027. Based on the Issuer's determination that the Notes are not "delta-one" instruments, non-U.S. holders should not be subject to withholding on dividend equivalent payments, if any, under the Notes. However, it is possible that the Notes could be treated as deemed reissued for U.S. federal income tax purposes upon the occurrence of certain events affecting an Underlying or the Notes, and following such occurrence the Notes could be treated as subject to withholding on dividend equivalent payments. Non-U.S. holders that enter, or have entered, into other transactions in respect of an Underlying or the Notes should consult their tax advisors as to the application of the dividend equivalent withholding tax in the context of the Notes and their other transactions. If any payments are treated as dividend equivalents subject to withholding, we (or the applicable paying agent) would be entitled to withhold taxes without being required to pay any additional amounts with respect to amounts so withheld.

For a discussion of the U.S. federal income tax consequences of your investment in a Note, please see the discussion under "U.S. Federal Income Tax Considerations" in the accompanying prospectus supplement.

PROSPECTIVE PURCHASERS OF NOTES SHOULD CONSULT THEIR TAX ADVISORS AS TO THE FEDERAL, STATE, LOCAL, AND OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES.

## VALIDITY OF THE NOTES

In the opinion of Mayer Brown LLP, as counsel to the Issuer, when this pricing supplement has been attached to, and duly notated on, the master note that represents the Notes pursuant to the Senior Indenture referred to in the prospectus supplement dated February 21, 2024, and issued and paid for as contemplated herein, the Notes offered by this pricing supplement will be valid, binding and enforceable obligations of the Issuer, entitled to the benefits of the Senior Indenture, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith). This opinion is given as of the date hereof and is limited to the laws of the State of New York, the Maryland General Corporation Law (including the statutory provisions, all applicable provisions

PS - 17

of the Maryland Constitution and the reported judicial decisions interpreting the foregoing) and the federal laws of the United States of America. This opinion is subject to customary assumptions about the trustee's authorization, execution and delivery of the Senior Indenture and the genuineness of signatures and to such counsel's reliance on the Issuer and other sources as to certain factual matters, all as stated in the legal opinion dated February 21, 2024, which has been filed as Exhibit 5.3 to the Issuer's registration statement on Form S-3 dated February 21, 2024.

PS - 18

## TABLE OF CONTENTS

### Pricing Supplement

| | |
|---|---|
| General | PS-4 |
| Payment on the Notes | PS-5 |
| Investor Suitability | PS-6 |
| Risk Factors | PS-7 |
| Illustrative Examples | PS-12 |
| Description of the Reference Asset | PS-15 |
| Events of Default and Acceleration | PS-16 |
| Supplemental Plan of Distribution (Conflicts of Interest) | PS-16 |
| U.S. Federal Income Tax Considerations | PS-16 |
| Validity of the Notes | PS-17 |

### ETF Underlying Supplement

| | |
|---|---|
| Risk Factors | S-1 |
| Reference Sponsors and Index Funds | S-12 |
| The Consumer Staples Select Sector SPDR® Fund | S-13 |
| The Energy Select Sector SPDR® Fund | S-15 |
| The Financial Select Sector SPDR® Fund | S-17 |
| The Health Care Select Sector SPDR® Fund | S-19 |
| The Technology Select Sector SPDR® Fund | S-21 |
| The Utilities Select Sector SPDR® Fund | S-23 |
| The iShares® China Large-Cap ETF | S-25 |
| The iShares® Global Clean Energy ETF | S-28 |
| The iShares® Latin America 40 ETF | S-31 |
| The iShares® MSCI Brazil ETF | S-33 |
| The iShares® MSCI EAFE ETF | S-35 |
| The iShares® MSCI Emerging Markets ETF | S-40 |
| The iShares® MSCI Mexico ETF | S-41 |
| The iShares® Russell 2000 ETF | S-44 |
| The iShares® Transportation Average ETF | S-47 |
| The iShares® U.S. Real Estate ETF | S-49 |
| The Invesco S&P 500® Equal Weight ETF | S-51 |
| The Invesco QQQ Trust℠, Series 1 | S-58 |
| The SPDR® Dow Jones® Industrial Average ETF Trust | S-61 |
| The SPDR® S&P 500® ETF Trust | S-63 |
| The SPDR® S&P® Bank ETF | S-70 |
| The SPDR® S&P® Regional Banking ETF | S-73 |
| The SPDR® S&P Midcap 400® ETF Trust | S-74 |
| The SPDR® S&P® Biotech ETF | S-81 |
| The SPDR® S&P® Oil & Gas Exploration & Production ETF | S-82 |
| The VanEck Vectors® Gold Miners ETF | S-83 |
| The Vanguard® FTSE Emerging Markets ETF | S-86 |
| The WisdomTree® Japan Hedged Equity Fund | S-88 |
| Additional Terms of the Notes | S-92 |

### Prospectus Supplement

| | |
|---|---|
| Risk Factors | S-1 |
| Pricing Supplement | S-12 |
| Description of Notes | S-14 |
| Use of Proceeds and Hedging | S-58 |
| Certain ERISA and Related Considerations | S-59 |
| U.S. Federal Income Tax Considerations | S-61 |
| Supplemental Plan of Distribution (Conflicts of Interest) | S-87 |

### Prospectus

| | |
|---|---|
| About this Prospectus | 1 |
| Risk Factors | 2 |
| Where You Can Find More Information | 3 |
| Special Note Regarding Forward-Looking Statements | 4 |
| HSBC USA Inc. | 6 |
| Use of Proceeds | 7 |
| Description of Debt Securities | 8 |
| Description of Preferred Stock | 19 |
| Description of Warrants | 24 |
| Description of Purchase Contracts | 29 |
| Description of Units | 32 |
| Book-Entry Procedures | 35 |
| Limitations on Issuances in Bearer Form | 39 |
| U.S. Federal Income Tax Considerations Relating to Debt Securities | 40 |
| Certain European Union Tax Considerations Relating to Debt Securities | 48 |
| Plan of Distribution (Conflicts of Interest) | 49 |
| Notice to Canadian Investors | 52 |
| Notice to EEA Investors | 53 |
| Notice to U.K. Investors | 54 |
| U.K. Financial Promotion | 54 |
| Certain ERISA and Related Matters | 55 |
| Legal Opinions | 57 |
| Experts | 58 |

You should only rely on the information contained in this document, the accompanying ETF Underlying Supplement, prospectus supplement and prospectus. We have not authorized anyone to provide you with information or to make any representation to you that is not contained in this document, the accompanying ETF Underlying Supplement, prospectus supplement and prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This document, the accompanying ETF Underlying Supplement, prospectus supplement and prospectus are not an offer to sell these Notes, and these documents are not soliciting an offer to buy these Notes, in any jurisdiction where the offer or sale is not permitted. You should not, under any circumstances, assume that the information in this document, the accompanying ETF Underlying Supplement, prospectus supplement and prospectus is correct on any date after their respective dates.

# HSBC USA Inc.

## $700,000
## Autocallable Contingent Income Barrier Notes with Memory Coupon Linked to the Least Performing of the State Street® SPDR® S&P 500® ETF Trust, the iShares® MSCI Brazil ETF and the Invesco QQQ Trust℠, Series 1

**July 1, 2026**

**Pricing Supplement**